Memo of Understanding

             This Memo of Understanding is entered into as of this 1st day of December, 1999, effective for one year by and between iShopper, Inc., a Nevada Corporation and William E. Chipman, Sr.

For the duties and services to be performed by William E. Chipman, Sr., he shall receive the following:

Annual Salary                         $52,000
Stock Options                         200,000 Options at $1.75 per share

The option grant date is December 1, 1999 for all 200,000 options. Options are for a five-year period and are exercisable beyond employment.

In addition, William E. Chipman, Sr. will be eligible for all other benefits of the Company, including all other option plans, bonuses, insurance and any other benefits which employees of the Company can participate in.


 /s/ William E. Chipman, Sr.           /s/  unreadable
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William E. Chipman, Sr.                as President/CEO  iShopper.com


Date    12/1/99                       Date  12/1/99
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